[PULASKI FINANCIAL CORP. LETTERHEAD]



               PULASKI FINANCIAL DECLARES QUARTERLY CASH DIVIDEND
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         ST. LOUIS, MO (MARKETWIRE) - September 19, 2008 - Pulaski Financial
Corp. (NASDAQ-GS: PULB-News) announced that its Board of Directors declared its regular quarterly cash dividend of 9.5 cents per share, which equals an annualized dividend rate of 38 cents per share. The quarterly dividend is payable on October 14, 2008 to shareholders of record on October 3, 2008.

         Pulaski Financial Corp., operating in its 86th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking and commercial products through 12 full-service bank locations in St. Louis and three loan production offices in St. Louis, Kansas City and Illinois. The company's web site can be accessed at www.pulaskibankstl.com.
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Contact:
Investor Inquiries:
Ramsey Hamadi
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3825

Media Inquiries:
Dan Callahan
Senior Vice President
Fleishman-Hillard Inc.
(314) 982-0553